As filed with the Securities and Exchange Commission on February 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CAPITAL TITLE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0399785
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14648 North Scottsdale Road, Suite 125, Scottsdale, AZ 85254
(Address of Principal Executive Offices)	(Zip Code)

1996 Stock Option Plan

Non-Employee Directors Stock Option Plan

(Full title of the plans)

Mark C. Walker

Vice President, Chief Financial Officer,

Secretary and Treasurer

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

(Name and address of agent for service)

(480) 624-4200

(Telephone number, including area code, of agent for service)

With copy to:

Christopher D. Johnson, Esq.

Squire, Sanders & Dempsey L.L.P.

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004

(602) 528-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Common Stock, $0.001 par value	3,250,000	$4.52	$14,690,000	$1,861.00

Common Stock, $0.001 par value	380,000	$4.52	$1,717,600	$218.00

*	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low sales prices for shares of Common Stock of Capital Title Group, Inc., on February 18, 2004, as reported on the Nasdaq SmallCap Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Capital Title Group, Inc. (the “Registrant”), hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on behalf of the Registrant with the Securities and Exchange Commission on October 30, 1998 (File No. 333-66375).

ITEM 8. EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	1996 Stock Option Plan, Amended and Restated Effective May 23, 2003

4.2	Non-Employee Directors Stock Option Plan, Amended and Restated Effective May 23, 2003

5.1	Opinion rendered by Squire, Sanders & Dempsey L.L.P., counsel for the Registrant (including consent)

23.1	Consent of KPMG LLP, independent auditor for the Registrant

23.2	Consent of Squire, Sanders & Dempsey L.L.P., counsel for the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on February 20, 2004.

CAPITAL TITLE GROUP, INC., a Delaware corporation

By	/s/ DONALD R. HEAD

Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Donald R. Head and Mark C. Walker, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated below.

Signature	Title	Date

/s/ DONALD R. HEAD Donald R. Head	Chairman of the Board, President, Chief Executive Officer and Director	February 20, 2004

/s/ MARK C. WALKER Mark C. Walker	Vice President, Chief Financial Officer, Secretary, Treasurer and Director	February 20, 2004

/s/ ROBERT B. LIVERANT Robert B. Liverant	Director	February 20, 2004

Signature	Title	Date

/s/ TERRY S. JACOBS Terry S. Jacobs	Director	February 20, 2004

/s/ THEO F. LAMB Theo F. Lamb	Director	February 20, 2004

/s/ DAVID C. DEWAR David C. Dewar	Director	February 20, 2004

/s/ BEN T. MORRIS Ben T. Morris	Director	February 20, 2004

/s/ STEPHEN A. MCCONNELL Stephen A. McConnell	Director	February 20, 2004

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

4.1	1996 Stock Option Plan, Amended and Restated Effective May 23, 2003	*

4.2	Non-Employee Directors Stock Option Plan, Amended and Restated Effective May 23, 2003	*

5.1	Opinion rendered by Squire, Sanders & Dempsey L.L.P., counsel for the Registrant (including consent)	*

23.1	Consent of KPMG LLP, independent auditor for the Registrant	*

23.2	Consent of Squire, Sanders & Dempsey L.L.P., counsel for the Registrant (included in Exhibit 5.1)	See Exhibit 5.1

24.1	Power of Attorney	See Signature Page

*	Filed herewith